UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

MAIA Biotechnology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41455	83-1495913
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

444 West Lake Street, Suite 1700

Chicago, IL 60606

(Address of principal executive offices with Zip Code)

(312) 416-8592

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MAIA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 15, 2023, MAIA Biotechnology, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with three institutional accredited investors (the “Investors”) pursuant to which the Company agreed to issue and sell, in a registered direct offering priced at-the-market under the rules of NYSE American (the “Registered Offering”), 2,424,243 shares (the “Shares”) of common stock of the Company, par value $0.0001 per share (the “Common Stock”), at a price per Share of $1.65. The Shares were offered and sold pursuant to the Company’s effective registration statement on Form S-3 (Form No. 333-273984), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 23, 2023, and the base prospectus and prospectus supplement included therein.

In a concurrent private placement, pursuant to the terms of the Purchase Agreement, the Company also agreed to issue and sell unregistered warrants (the “Warrants”) to purchase up to 2,424,243 shares of Common Stock, at an offering price of $1.65 per Warrant to purchase one share of Common Stock (the “Private Placement” and, together with the Registered Offering, the “Offering”) (which offering price is included in the purchase price per Share). The Warrants have an exercise price of $1.86 per share (subject to customary adjustments as set forth in the Warrants), are exercisable six months following issuance and will have a term of five years from the initial exercise date. The Warrants contain customary anti-dilution adjustments to the exercise price, including for share splits, share dividends, rights offerings and pro rata distributions.

A holder (together with its affiliates) may not exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the purchaser’s option upon issuance, 9.99%) of the Company’s outstanding Common Stock immediately after exercise (the “Beneficial Ownership Limitation”). However, upon at least 61 days’ prior notice from the holder to the Company, a holder may increase or decrease the Beneficial Ownership Limitation in accordance with the terms of the Warrant, provided that it does not exceed 9.99%.

The Purchase Agreement contains customary representations and warranties and agreements of the Company and the Investors and customary indemnification rights and obligations of the parties. The closing of the Offering is expected to occur on or about November 17, 2023, subject to the satisfaction of customary closing conditions. The Company is expected to receive gross proceeds of approximately $4.0 million in connection with the Offering, before deducting placement agent fees and related offering expenses.

Under the terms of the Purchase Agreement, from the date of such agreement until 60 days after the closing of the Offering, neither the Company nor any subsidiary shall (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents, or (ii) file any registration statement or prospectus, or any amendment or supplement thereto, subject to certain exceptions.

Additionally, under the terms of the Purchase Agreement, until the earlier of (a) such time as no investor holds any of the Warrants or (b) one year after the closing of the Offering, not to (i) issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for our Common Stock or (ii) enter into, or effect a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering.” However, after 60 days following the closing of the Offering, the entry into and the issuance of shares of Common Stock in an “at the market” offering with Wainwright (as defined below) as sales agent is permitted.

In addition, pursuant to the terms of the Purchase Agreement, each of the Company’s directors and executive officers entered into “lock-up” agreements with the Company (the “Lock-Up Agreements”) that generally prohibit the sale, transfer, or other disposition of securities of the Company for a period of 60 days following the closing of the Offering.

H.C. Wainwright & Co., LLC (“Wainwright”) acted as the exclusive placement agent in connection with the Offering under an Engagement Letter, dated as of November 4, 2023, between the Company and Wainwright (the “Engagement Letter”). Pursuant to the Engagement Letter, the Company will pay Wainwright (i) a cash fee equal to 7.0% of the gross proceeds of the Offering, (ii) a management fee equal to 1.0% of the gross proceeds of the Offering, (iii) a non-accountable expense allowance of $35,000, and (iv) $50,000 for fees and expenses of legal counsel and other out-of-pocket expenses in connection with the Offering. In addition, under the terms of the Engagement Letter, the Company issued to Wainwright (or its designees) warrants to purchase up to 169,697 shares of Common Stock (the “Wainwright Warrants”). The Wainwright Warrants have substantially the same terms as the Warrants, except that the Wainwright Warrants will expire five years from the commencement of the sales of the Offering and have an exercise price of $2.0625 per share (subject to customary adjustment as set forth in the Wainwright Warrants), representing 125% of the purchase price per Share in the Registered Offering.

The Purchase Agreement has been filed as an exhibit to this Current Report on Form 8-K to provide the investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the parties to the Purchase Agreement or any of their respective affiliates. The representations, warranties and covenants in the Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to the Purchase Agreement and may be subject to limitations agreed upon by the parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement. Accordingly, such representations, warranties and covenants may not accurately represent the current state of the Company’s affairs at any time.

The foregoing descriptions of the Purchase Agreement, the Warrants, the Wainwright Warrants and the Lock-Up Agreements are subject to, and qualified in their entirety by reference to the full text of the forms of such transaction documents, copies of which are attached hereto as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, and are incorporated herein by reference.

A copy of the opinion of Mitchell Silberberg & Knupp LLP regarding the validity of the Shares is attached as Exhibit 5.1 hereto.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement, other than information relating solely to the Registered Offering and the Shares, is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Purchase Agreement, the offering and sale of the Warrants is exempt from registration under Section 4(a)(2) of the Securities Act, Rule 506 of Regulation D promulgated under the Securities Act, and corresponding provisions of state securities or “blue sky” laws. The sale of the Warrants by the Company in the Private Placement and the Wainwright Warrants has not been registered under the Securities Act or any state securities laws and the Securities may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of such securities did not involve a public offering and was made without general solicitation or general advertising. In the Purchase Agreement, each Investor represented, among other things, that it is and, on each date on which it exercises any Warrants, will be either (i) an accredited investor, as such term is defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act, and it is acquiring the Warrants for investment purposes only and not with a view to any resale, distribution or other disposition of the Warrants in violation of the United States federal securities laws.

This Current Report on Form 8-K does not constitute an offer to sell any securities or a solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 8.01	Other Events.

On November 15, 2023, the Company issued a press release announcing the Registered Offering and the Private Placement. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

As previously disclosed, on November 14, 2023, the Company was orally advised by NYSE American that, based on information available to it, NYSE American does not believe the Company is in compliance with NYSE American continued listing standards relating to stockholders’ equity. Specifically, the Company is not in compliance with the continued listing standard set forth in Section 1003(a)(ii) of the NYSE American Company Guide, which requires that a listed company have stockholders’ equity of at least $4 million if the company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company reported stockholders’ equity of approximately $2.7 million as of September 30, 2023, the end of its third fiscal quarter of 2023, and has had losses from continuing operations and/or net losses in each of its fiscal years ended December 31, 2020, 2021 and 2022. The Company has not received a formal written notice from NYSE American regarding this matter as of the date of this prospectus supplement. Assuming the closing of the Offering occurred as of the date of this Current Report on Form 8-K and assuming the Company received net proceeds from the Offering of approximately $3.47 million, the Company believes it would have stockholders’ equity greater than $4 million as of the date hereof.

Cautionary Note Regarding Forward-Looking Statements

The information contained in this Current Report on Form 8-K and the exhibits attached hereto contain “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to (i) the closing of the Offering, which is subject to the satisfaction of customary closing conditions, and (ii) the Company’s belief that it would have stockholders’ equity greater than $4 million as of the date hereof if the Offering closed as of the date hereof. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. For information about the factors that could cause such differences, please refer to the Company’s filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

4.1	Form of Warrant

4.2	Form of Wainwright Warrant

5.1	Opinion of Mitchell Silberberg & Knupp LLP

10.1*	Form of Securities Purchase Agreement

10.2	Form of Lock-Up Agreement

23.1	Consent of Mitchell Silberberg & Knupp LLP (included in Exhibit 5.1)

99.1	Press release issued by MAIA Biotechnology, Inc., dated November 15, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL Document)

*

The schedules (and similar attachments) to this exhibit have been omitted from this filing pursuant to Item 601(b)(10) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted schedule (or similar attachment) to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 17, 2023

MAIA BIOTECHNOLOGY, INC.

By:	/s/ Vlad Vitoc
Name:	Vlad Vitoc
Title:	Chief Executive Officer